SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                                FORM 8-K/A

                              AMENDMENT NO. 1

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



             Date of earliest event reported: December 19, 2002



                            NASB FINANCIAL, INC.
           (Exact Name of Registrant as Specified in Its Charter)



                                  MISSOURI
               (State or Other Jurisdiction of Incorporation)



         0-24033                                   43-1805201
   (Commission File Number)       (I. R. S, Employer Identification No.)


                          12498 South 71 Highway
                         Grandview, Missouri 64030
           (Address of Principal Executive offices)(Zip Code)


                             (816) 765-2200
          (Registrant's Telephone Number, Including Area Code)

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     This Form 8-K/A is amendment No. 1 to the Current Report on Form 8-
K filed December 23, 2002, by NASB Financial, Inc. This amendment is filed to state that no financial statements or pro forma financial information regarding CBES Bancorp, Inc. will be filed with this report. Such financial statements and pro forma financial information are not required to be filed as provided in (1) Rule 3-05(b)(2)(i) of Regulation S-X [17 CFR 210.3-05(b)(2)(i)] (none of the conditions specified in the definition of "significant subsidiary" under 17 CFR 210.1-02(w) exceeds 20 percent) and (2) Rules 11-01(b) and 11-01(c) of Regulation S-X [17
CFR 210.11-01(b) and (c)] (the transaction does not constitute a "significant business combination" and separate financial statements of the acquired business are not included in this filing).


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On December 19, 2002 (the "Effective Date"), NASB Financial,
Inc., a Missouri corporation ("NASB"), consummated a merger transaction with CBES Bancorp, Inc., a Delaware corporation ("CBES"). Pursuant to the previously announced Agreement and Plan of Merger, dated September 5, 2002, among NASB, NASB Acquisition Subsidiary, Inc., a Missouri corporation ("Acquisition Sub"), and CBES (the "Agreement"), Acquisition Sub, a wholly owned subsidiary of NASB, merged with and into CBES with CBES surviving and continuing as a wholly owned subsidiary of NASB (the "Merger"). At a special meeting of stockholders of CBES held on December 12, 2002, CBES's stockholders approved the Agreement and the Merger.

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     As a result of the Merger, each share of common stock of CBES issued and outstanding on the Effective Date ("CBES Common Stock") was cancelled, ceased to be outstanding and was converted into and became the right to receive a cash payment equal to $17.50 (the "Merger Consideration"). The Merger Consideration was determined by arms-length negotiations between NASB and CBES. Based on the number of shares of CBES Common Stock outstanding on December 19, 2002, NASB expects to pay approximately $15.3 million in cash in exchange for the issued and outstanding shares of CBES Common Stock. NASB will finance the Merger Consideration out of available cash on hand.
     CBES owns and operates Community Bank of Excelsior Springs, a Savings Bank. NASB owns and operates North American Savings Bank, F.S.B., headquartered in Grandview, Missouri. Concurrent with the transaction, Community Bank of Excelsior Springs will be merged into North American Savings Bank.

     The material relationships between NASB and CBES (including their respective affiliates, directors or officer, or associates of such directors or officers) prior to the consummation of the Merger were as follows:

     Immediately prior to the Effective Date, David H. Hancock was a beneficial owner of 82,100 shares of CBES Common Stock (which constituted 9.37% of the then issued and outstanding CBES Common Stock) and was a beneficial owner of 4,274,401 shares of the common stock of NASB (which constituted 50.7% of the issued and outstanding shares of NASB). Included in these amounts were 272,068 share of the common stock of NASB owned by Mr. Hancock's wife, as to which he disclaims beneficial ownership and their inclusion in this report shall not be

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deemed as an admission that Mr. Hancock is or was the beneficial owner of such shares for purposes of Section 16 of the Securities and Exchange Act of 1934, as amended, or for any other purpose.

     In accordance with the terms of the Agreement, effective as of the Effective Date the directors and officers of CBES resigned and were replaced by directors and officers appointed by NASB.

     On December 20, 2002, NASB and CBES issued a joint press release announcing the effectiveness of the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by this reference pursuant to General Instruction F to Form 8-K.

     The Agreement is attached as Exhibit 10.1 to NASB's September 5, 2002, Form 8-K filing, which is incorporated herein by this reference pursuant to General Instruction F to Form 8-K.

Item 7.		Financial Statements and Exhibits

(a)-(b) No financial statements or pro forma financial information regarding CBES Bancorp, Inc. will be filed with this report. Such financial statements and pro forma financial information are not required to be filed as provided in (1) Rule 3-05(b)(2)(i) of Regulation S-X [17 CFR 210.3-05(b)(2)(i)] (none of the conditions specified in the definition of "sigificant subsidiary" under 17 CFR 210.1-02(w) exceeds 20 percent) and (2) Rules 11-01(b) and 11-01(c) of Regulation S-X [17 CFR 210.11-01(b) and (c)] (the transaction does not constitute a "significant business combination" and separate financial statements of the acquired business are not included in this filing).

(c)	Exhibits
         Exhibit 99.1   Joint Press Release dated December 20, 2002.



                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934. the registrant has duly caused this report as amended to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: January 10, 2003            NASB FINANCIAL, INC.

                                   By:/s/ Keith B. Cox
                                      Keith B. Cox


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